                             Letter of Transmittal             EXHIBIT 99.1

                                   to Tender
                       Outstanding Shares of Common Stock

                                       of

                      SENSORMATIC ELECTRONICS CORPORATION

                                       to

                        TYCO ACQUISITION CORP. XXIV (NV)
              a Wholly-Owned Subsidiary of Tyco International Ltd.

                                in Exchange for
                                 Common Shares

                                       of

                            TYCO INTERNATIONAL LTD.
 Having a Value of $24.00 (determined and subject to an exception as described below)

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK CITY
       TIME, ON MONDAY, OCTOBER 1, 2001, UNLESS THE OFFER IS EXTENDED.


                      The exchange agent for the offer is:
                          Mellon Investor Services LLC

        By Mail:            By Overnight Delivery:        By Hand Delivery:



     Reorganization       Reorganization Department         Reorganization
       Department             85 Challenger Road              Department
     P.O. Box 3301             Mail Stop--Reorg              120 Broadway
 South Hackensack, New       Ridgefield Park, New             13th Floor
         Jersey                     Jersey                New York, New York
         07606                      07660                       10271

            Facsimile transmission (for eligible institutions only):
                                 (201) 296-4293
                Confirm receipt of facsimile by telephone only:
                                 (201) 296-4860

   Delivery of this letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery to the exchange agent. You must sign this letter of transmittal where indicated below and complete the Substitute Form W-9 provided below.

   Before completing this letter of transmittal, please read the instructions carefully.

                     DESCRIPTION OF COMMON SHARES TENDERED
--------------------------------------------------------------------------------

Name(s) and Address(es) of
   Registered Holder(s)
(If blank, please fill in
    exactly as name(s)
        appear(s)                           Common Shares Tendered
 on share certificate(s))           (Attach additional list if necessary)
-------------------------------------------------------------------------------
                            Share Certificate                          Total
                               Number(s)/1/                          Number of
                              (Attach signed   Number of Shares       Shares
                            list if necessary)    Represented       Tendered/2/
                            ---------------------------------------------------

                            ---------------------------------------------------

                            ---------------------------------------------------

                            ---------------------------------------------------

                            ---------------------------------------------------

                            ---------------------------------------------------

                              Total Number
                               of Shares

--------------------------------------------------------------------------------
 (1) Need not be completed by book-entry stockholders.
 (2) Unless otherwise indicated, it will be assumed that all Sensormatic common shares represented by certificates delivered to the exchange agent are being tendered hereby. See Instruction 4.

   You have received this letter of transmittal in connection with the offer of Tyco Acquisition Corp. XXIV (NV), a Nevada corporation and a wholly-owned subsidiary of Tyco International Ltd., a Bermuda company, to exchange a fraction of a common share, par value $0.20 per share, of Tyco for each outstanding share of common stock, par value $0.01 per share, of Sensormatic Electronics Corporation, a Delaware corporation, as described in the prospectus dated August 23, 2001. The terms and conditions contained in the prospectus and in this letter of transmittal and any amendments and supplements thereto collectively constitute the "offer." You should use this letter of transmittal to deliver to the exchange agent your Sensormatic common shares represented by stock certificates for tender. If you are delivering your Sensormatic common shares by book-entry transfer to an account maintained by the exchange agent at The Depository Trust Company, you may use this letter of transmittal or you may use an agent's message (as defined in Instruction 1 below). In this document, stockholders who deliver certificates representing their Sensormatic common shares are referred to as "certificate stockholders." Stockholders who deliver their Sensormatic common shares through book-entry transfer are referred to as "book-entry" stockholders.

   If certificates for your Sensormatic common shares are not immediately available or you cannot deliver your certificates and all other required documents to the exchange agent on or prior to the expiration date of the offer, or you cannot comply with the book-entry transfer procedures on a timely basis, you may nevertheless tender your Sensormatic common shares according to the guaranteed delivery procedures set forth in the prospectus under "The Offer--Guaranteed Delivery." The term "expiration date" means 6:00 p.m., New York City time, on Monday, October 1, 2001, or, if the offer is extended, the latest time and date at which the offer, as extended, will expire. See Instruction 1. Delivery of documents to DTC will not constitute delivery to the exchange agent.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
                 PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
                        LETTER OF TRANSMITTAL CAREFULLY.

[_]CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE
   ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE
   FOLLOWING:

   Name of Tendering Institution _______________________________________________

   DTC Participant Number ______________________________________________________

   Transaction Code Number _____________________________________________________

[_]CHECK HERE IF SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED
   DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

   Name(s) of Registered Holder(s): ____________________________________________

   Window Ticket Number (if any) or DTC Participant Number: ____________________

   Date of Execution of Notice of Guaranteed Delivery: _________________________

   Name of Institution that Guaranteed Delivery: _______________________________

Ladies and Gentlemen:

   I (or we, if there are co-stockowners), hereby tender, upon the terms and subject to the conditions of the offer, the above-described Sensormatic common shares pursuant to Tyco Acquisition's offer to exchange a fraction of a Tyco common share having a value of $24.00 (determined as described in the prospectus), for each outstanding Sensormatic common share. If the Tyco average share price (determined as described in the prospectus) is less than $46.25, Tyco Acquisition may terminate the merger agreement unless Sensormatic's board of directors agrees to an exchange ratio of 0.5189 Tyco shares for each Sensormatic common share, in which event Sensormatic common stockholders would receive a fraction of a Tyco common share valued based on such average share price at less than $24.00 for each Sensormatic common share.

   Upon the terms and subject to the conditions of the offer, and effective upon acceptance of the Sensormatic common shares tendered with this letter of transmittal in accordance with the terms of the offer, I hereby sell, assign and transfer to Tyco Acquisition all right, title and interest in and to all of such Sensormatic common shares and, unless the exchange ratio is appropriately adjusted to reflect such issuance, any and all other Sensormatic common shares or other securities issued or issuable in respect thereof on or after August 3, 2001 ("distributions"). In addition, I irrevocably constitute and appoint the exchange agent as my true and lawful agent and attorney-in-fact with respect to such Sensormatic common shares and distributions, with full power of substitution, which power of attorney is an irrevocable power coupled with an interest, to:

  . deliver certificates for such Sensormatic common shares and all distributions, or transfer ownership of such Sensormatic common shares and all distributions on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to, or upon the order of Tyco Acquisition,

  . present such Sensormatic common shares and all distributions for transfer on the books of Sensormatic, and

  . receive all benefits and otherwise exercise all rights of beneficial ownership of such Sensormatic common shares and all distributions,

all in accordance with the terms and subject to the conditions of the offer.

   By executing this letter of transmittal, I hereby irrevocably appoint each of Mark H. Swartz and Mark A. Belnick, acting singly, in their respective capacities as officers of Tyco Acquisition, and their successors, as my attorneys-in-fact and proxies, each with full power of substitution and resubstitution,

  . to vote at any annual or special meeting of Sensormatic's stockholders or any adjournment or postponement thereof or otherwise in such manner as each attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper,

  . to execute any written consent concerning any matter as each attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, and

  . to otherwise act as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, all of the Sensormatic common shares and all distributions tendered with this letter of transmittal and accepted for exchange by Tyco Acquisition.

This appointment will be effective if and when, and only to the extent that, Tyco Acquisition accepts the Sensormatic common shares tendered with this letter of transmittal for exchange pursuant to the offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for exchange of such Sensormatic common shares in accordance with the terms of the offer. The acceptance for exchange shall, without further action, revoke any prior powers of attorney and proxies granted by me at any time with respect to such Sensormatic common shares and all distributions, and no subsequent powers of attorney, proxies, consents or revocations may be given by me and, if given, will not be deemed effective. In order for my Sensormatic common shares or distributions to be deemed validly tendered, immediately upon Tyco Acquisition's acceptance for exchange of my Sensormatic common shares, Tyco Acquisition or its designee must be able to exercise full voting, consent and other rights with respect to such Sensormatic common shares and all distributions, including voting at any meeting of Sensormatic's stockholders.

   I hereby represent and warrant that: (1) I have full power and authority to tender, sell, assign and transfer the Sensormatic common shares tendered with this letter of transmittal and all distributions; (2) I am the registered holder of such Sensormatic common shares or the certificate(s) representing these shares have been endorsed to me or in blank or I am a participant in DTC whose name appears on a security position listing as the owner of the shares; and (3) such Sensormatic common shares are free and clear of all liens, restrictions, adverse claims and encumbrances.

   I will, upon request, execute and deliver any additional documents deemed by the exchange agent or Tyco Acquisition to be necessary or desirable to complete the sale, assignment and transfer of the Sensormatic common shares tendered with this letter of transmittal and all distributions. In addition, I shall remit and transfer promptly to the exchange agent for the account of Tyco Acquisition all distributions in respect of such Sensormatic common shares, accompanied by appropriate documentation of transfer, and, pending the remittance and transfer. Tyco Acquisition is entitled to all rights and privileges as owner of each distribution and may choose not to exchange such Sensormatic common shares or may reduce from the total consideration due, the amount or value of each distribution as determined by Tyco Acquisition in its sole discretion.

   I represent and warrant that I have received a copy of the prospectus and this letter of transmittal and agree to all the terms and conditions of the offer. All authority herein conferred or agreed to be conferred will survive my death or incapacity, and any of my obligations hereunder will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns. Except as stated in the prospectus, this tender is irrevocable.


   The valid tender of Sensormatic common shares pursuant to any one of the procedures described in the prospectus under "The Offer--Procedure for Tendering Shares" and in the instructions to this letter of transmittal will constitute a binding agreement between me and Tyco Acquisition upon the terms and subject to the conditions of the offer. I recognize that under certain circumstances set forth in the prospectus, Tyco Acquisition may not be required to accept for exchange any of the Sensormatic common shares tendered hereby.


   If I am a certificate stockholder, my Tyco common shares will be issued under Tyco's Direct Registration System ("DRS"), and no physical certificate will be delivered in exchange for my Sensormatic common shares. Instead, the shares will be credited to an account maintained on my behalf by Mellon Investor Services LLC, Tyco's transfer agent. I can request a physical certificate from Tyco at any time. No fraction of a Tyco common share will be issued to me. Instead, a check will be issued to me for the cash value of any fraction of a Tyco common share that I would otherwise be entitled to receive.

   Unless "Special Issuance Instructions" or "Special Delivery Instructions" are provided below, please issue the Tyco common shares under DRS, any check for cash in lieu of fractional Tyco common shares and any certificates for Sensormatic common shares not tendered or not accepted for exchange in the name(s) of (and deliver any documents, as appropriate, to), the registered holder(s) appearing above under "Description of Shares Tendered."

   If "Special Issuance Instructions" or "Special Delivery Instructions" are provided below, please issue the Tyco common shares under DRS, any check for cash in lieu of a fractional Tyco common share and any certificates for Sensormatic common shares not tendered or not accepted for exchange in the name of (and deliver any documents, as appropriate, to), the person or persons as indicated.

   Unless otherwise indicated in "Special Issuance Instructions" below, please return any Sensormatic common shares tendered with this letter by book-entry transfer that are not accepted for exchange by crediting the account at DTC designated above. I recognize that Tyco Acquisition has no obligation to transfer any Sensormatic common shares from the name of the registered holder of such shares if Tyco Acquisition does not accept any or all of such shares for exchange.

 SPECIAL PAYMENT INSTRUCTIONS (See           SPECIAL DELIVERY INSTRUCTIONS
    Instructions 1, 5, 6 and 7)             (See Instructions 1, 5, 6 and 7)

  Your DRS statement and a check            Your DRS statement, a check for
 for any fractional share amount           any fractional share amount and
 will be issued in the name(s) of          certificates for the Sensormatic
 the registered holder(s) indi-            common shares not tendered or not
 cated under "Description of               accepted for exchange will be
 Shares Tendered," and any of your         sent to the mailing address indi-
 Sensormatic common shares ten-            cated under "Description of
 dered and delivered by book-entry         Shares Tendered" unless otherwise
 transfer that are not accepted            instructed below.
 for exchange will be returned by
 credit to the account maintained
 at DTC indicated above unless
 otherwise instructed below.

                                           Name______________________________
                                                     (Please Print)

                                           Address __________________________
 Name _____________________________
           (Please Print)                  __________________________________
                                                   (Include Zip Code)
 Address __________________________
                                           __________________________________
 __________________________________        Taxpayer Identification or Social
         (Include Zip Code)                         Security Number
                                               (See Substitute Form W-9)
 __________________________________
   (Tax Identification or Social
  Security Number) (See Substitute
             Form W-9)

 Credit the shares tendered by
 book-entry transfer that are not
 accepted for exchange to the DTC
 account set forth below:

 __________________________________
          (Account Number)

                       IMPORTANT: STOCKHOLDERS SIGN HERE
                              (See Instruction 5)

 ____________________________________________________________________________
                         Signature(s) of Stockholder(s)

 Dated ____, 2001

    (Must be signed by registered holder(s) exactly as name(s) appear(s) on the Sensormatic common stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

 Name(s) ____________________________________________________________________
                                 (Please Print)

 Capacity (full title) ______________________________________________________

 Address ____________________________________________________________________
                               (Include Zip Code)

 Area Code and Telephone Number _____________________________________________

 Taxpayer Identificationor Social Security Number ___________________________
                           (See Substitute Form W-9)

                           GUARANTEE OF SIGNATURE(S)
                    (For use by eligible institutions only;
                           see Instructions 2 and 5)

 Name of Firm _______________________________________________________________

 Address ____________________________________________________________________
                               (Include Zip Code)

 Authorized Signature _______________________________________________________

 Name(s) ____________________________________________________________________
                                 (Please Print)

 Area Code and Telephone Number _____________________________________________

 Dated ____, 2001

                   Place medallion guarantee in space below.

       INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

   1. Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedures. You must complete this letter of transmittal if you are tendering your Sensormatic common shares by (1) forwarding your Sensormatic common stock certificates and any other required documents to the exchange agent or (2) delivering your Sensormatic common shares pursuant to the book-entry transfer procedures without an agent's message. A manually executed facsimile of this document may be used in lieu of an original.

   For you to validly tender your Sensormatic common shares pursuant to the offer,

  . a properly completed and duly executed letter of transmittal, along with any required signature guarantees, the stock certificates and any other required documents must be transmitted to and received by the exchange agent at one of its addresses set forth in this letter of transmittal before the expiration date, or

  . if such Sensormatic common shares are tendered pursuant to the procedures for book-entry transfer, a book-entry confirmation of receipt must be received by the exchange agent before the expiration date and an agent's message, or a letter of transmittal as provided in the previous clause, must be received by the exchange agent before the expiration date, or

  . you must comply with the guaranteed delivery procedures set forth below and in the prospectus under "The Offer--Guaranteed Delivery."

   The procedures for delivering shares by book-entry transfer are described in the prospectus under "The Offer--Procedure for Tendering Shares."

   The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Sensormatic common shares, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that Tyco Acquisition may enforce such agreement against the participant.

   If you wish to tender Sensormatic common shares pursuant to the offer and your certificates for Sensormatic common shares are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or you cannot complete the procedure for book-entry transfer on a timely basis, you may tender your Sensormatic common shares by properly completing and duly executing the notice of guaranteed delivery pursuant to the guaranteed delivery procedure set forth below and in the prospectus under "The Offer--Guaranteed Delivery."

   In order to tender your shares using guaranteed delivery procedures,

  . you must make your tender by or through an eligible institution;

  . a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Tyco Acquisition, must be received by the exchange agent on or prior to the expiration date; and

  . either

   . the certificates for all tendered Sensormatic common shares in proper form for transfer, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees, or

   . a book-entry confirmation with respect to all tendered Sensormatic common shares together with a properly completed and duly executed letter of transmittal with any required signature guarantees or an agent's message, and all other required documents must be received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

   You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent. You must include a guarantee by an eligible institution in the form set forth in that notice.

   The method of delivery of the Sensormatic common shares, this letter of transmittal, the certificate(s) representing Sensormatic common shares and all other required documents, including delivery through DTC, is at your sole risk and option. The delivery will be deemed made only when actually received by the exchange agent (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

   No alternative, conditional or contingent tenders will be accepted, and no fractional Tyco common shares will be issued. By executing this letter of transmittal (or a manually signed facsimile), you waive any right to receive any notice of acceptance of your Sensormatic common shares for exchange.

   2. Guarantee of Signatures. No signature guarantee is required on this letter of transmittal if:

  . you signed this letter of transmittal as the registered holder(s) of Sensormatic common shares (which term includes any participant in DTC whose name appears on a security position listing as the owner of Sensormatic common shares) tendered with this letter of transmittal, unless you have completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions," or

  . you are tendering Sensormatic common shares for the account of a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended).

Institutions satisfying the criteria of the immediately preceding clause are referred to as "eligible institutions."

   In all other cases, all signatures on this letter of transmittal must be guaranteed by an eligible institution. See Instruction 5 of this letter of transmittal.

   3. Inadequate Space. If the space provided under "Description of Shares Tendered" is inadequate, list the number of Sensormatic common shares tendered and the share certificate numbers on a separate signed schedule and attach the schedule to this letter of transmittal.

   4. Partial Tenders (not applicable to stockholders who tender by book-entry transfer). If you are tendering fewer than all of the Sensormatic common shares evidenced by any share certificate delivered to the exchange agent, fill in the number of Sensormatic common shares that are to be tendered in the box entitled "Number of Shares Tendered." New certificate(s) for the remainder of the Sensormatic common shares that were evidenced by the old certificates will be sent to you, unless you indicate otherwise in the appropriate box on this letter of transmittal, as soon as practicable after the expiration date or the termination of the offer. All Sensormatic common shares represented by certificates delivered to the exchange agent will be deemed to have been tendered unless you indicate otherwise.

   5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If you are the registered holder(s) of the tendered Sensormatic common shares, please sign your name on this letter of transmittal as it appears on the face of your Sensormatic common share certificate(s) without alteration, enlargement or any change.

   If any of the tendered Sensormatic common shares are held of record by two or more joint owners, all such owners must sign this letter of transmittal.

   If any of the tendered Sensormatic common shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

   If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity signs this letter of transmittal, such person should indicate his or her capacity when signing and submit proper evidence of that capacity satisfactory to Tyco Acquisition.

   If you sign this letter of transmittal as the registered holder(s) of the transmitted Sensormatic common shares, no endorsements of the stock certificates or separate stock powers are required unless payment or certificates for Sensormatic common shares not tendered or not accepted for exchange are to be issued in the name of another person. Signatures on any such share certificates or stock powers must be guaranteed by an eligible institution.

   If a person other than the registered holder(s) signs this letter of transmittal and the transmitted Sensormatic common shares are evidenced by certificates, the stock certificates must be endorsed or accompanied by appropriate stock powers and signed exactly as the name(s) of the registered holder(s) appear(s) on the share certificates. Signature(s) on any such stock certificates or stock powers must be guaranteed by an eligible institution.

   6. Stock Transfer Taxes. If delivery of the consideration in respect of the offer is to be made to, or if certificates for Sensormatic common shares not tendered or not accepted for exchange are to be registered in the name of, any person other than the registered holder(s), or if any person(s) other than the registered holder of the tendered certificates signed this letter of transmittal, the amount of any stock transfer taxes payable on account of a transfer to any other person will be deducted from the overall consideration paid unless evidence satisfactory to Tyco Acquisition of the payment of such taxes, or exemption therefrom, is submitted.

   7. Special Issuance and Delivery Instructions. If the documentation for Tyco common shares delivered in the offer under DRS, any check for cash in lieu of fractional Tyco common shares, and certificates for Sensormatic common shares not accepted for exchange or not tendered are to be issued in the name of and/or delivered to, a person other than the person signing this letter of transmittal, or to an address other than that shown above, the appropriate boxes on this letter of transmittal should be completed. If you are delivering your Sensormatic common shares by book-entry transfer, you may request that Sensormatic common shares not purchased be credited to an account maintained at DTC and designated by you in the box entitled "Special Issuance Instructions." If no such instructions are given, any such Sensormatic common shares not purchased will be returned by crediting the DTC account designated above as the account from which such Sensormatic common shares were delivered.

   8. Requests for Assistance or Additional Copies. You may direct any questions and requests for assistance or additional copies of the prospectus, this letter of transmittal, the notice of guaranteed delivery and the guidelines for certification of taxpayer identification number on Substitute Form W-9 to the information agent at its address and phone number set forth below, or from your broker, dealer, commercial bank, trust company or other nominee.

   9. Waiver of Conditions. Subject to the terms of the merger agreement, Tyco Acquisition reserves the absolute right in its sole discretion to waive certain conditions to the offer and to make changes in the terms or the conditions to the offer. However, without the prior written consent of Sensormatic, no change can be made that changes or waives the basic conditions of the offer, decreases the number of Sensormatic common shares sought in the offer, changes the form or decreases the amount of consideration to be paid, imposes any conditions to the offer in addition to those set forth in the merger agreement, extends the offer (except as set forth in the merger agreement), or makes any other change to any of the terms and conditions to the offer that is adverse to the holders of Sensormatic common shares.

   10. Lost, Destroyed or Stolen Share Certificates. If any certificate(s) representing your Sensormatic common shares has been lost, destroyed or stolen, you should contact the exchange agent for instructions at 1-888-634-6483. This letter of transmittal and related documents cannot be processed until the instructions of the exchange agent have been followed. Tyco Acquisition may, in its discretion, require you to deliver a bond in a reasonable sum as indemnity against any claim that might be made against Tyco, Tyco Acquisition or the exchange agent with respect to alleged lost, destroyed or stolen certificates.

   11. Substitute Form W-9. Under United States federal income tax law, a stockholder whose tendered Sensormatic common shares are accepted for payment is required to provide the exchange agent (as payer) with such stockholder's correct U.S. social security number, U.S. individual taxpayer identification number or U.S. employer identification number (each, a taxpayer identification number or a "TIN") on Substitute Form W-9 provided below. If such stockholder is an individual, the TIN is such person's social security number. The TIN of a resident alien who does not have and is not eligible to obtain a social security number is such person's U.S. Internal Revenue Service ("IRS") individual taxpayer identification number. If a tendering stockholder is subject to federal backup withholding, the stockholder must cross out item (2) in Part 2 of the "Certification" box on the Substitute Form W-9. If the exchange agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the IRS. In addition, any payment of cash in lieu of fractional shares that is made to such stockholder may be subject to U.S. federal backup withholding. If you have not been issued a TIN and have applied for a number or intend to apply for a number in the near future, you should write "Applied For" in the space provided for the TIN in Part I, check the box in Part III, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and payment is made before the exchange agent is provided with a TIN, the exchange agent may retain the applicable backup withholding percentage on any payment of cash in lieu of a fractional Tyco common share and either remit such amount to the U.S. Internal Revenue Service if such TIN is not provided within 60 days or pay over such amount to you upon the furnishing of a TIN within 60 days. The backup withholding rate will be 30.5% for payments made in 2001 and 30% for payments made in 2002 and 2003.

   If federal backup withholding applies, the exchange agent will retain the applicable backup withholding percentage on any payment of cash in lieu of a fractional share made to the stockholder. U.S. federal backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

   Certain stockholders, including, among others, all corporations and certain non-United States individuals, are not subject to U.S. federal backup withholding. In order for a non-United States individual to qualify as an exempt recipient, that stockholder must submit to the exchange agent a properly completed IRS Form W-8BEN, signed under penalties of perjury, attesting to that individual's exempt status. Such forms may be obtained from the exchange agent. Exempt stockholders, other than non-United States individuals, should furnish their TIN, write "EXEMPT" on the face of the Substitute Form W-9 below, and sign, date and return the Substitute Form W-9 to the exchange agent. See the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional instructions.

                           IMPORTANT TAX INFORMATION
                           (See also Instruction 11)

Purpose of Substitute Form W-9

   To prevent U.S. federal backup withholding on payments of cash in lieu of a fractional Tyco common share that are made to you with respect to Sensormatic common shares acquired pursuant to the offer, you are required to notify the exchange agent of your correct taxpayer identification number ("TIN") by completing the Substitute Form W-9 below certifying that the TIN provided on such form is correct (or that you are awaiting a TIN) and that (1) you are exempt from federal backup withholding, (2) you have not been notified by the IRS that you are subject to federal backup withholding as a result of a failure to report all interest or dividends, or (3) the IRS has notified you that you are no longer subject to federal backup withholding.

What Number to Give the Exchange Agent

   You are required to give the exchange agent the TIN of the record holder(s) of the Sensormatic common shares. If the Sensormatic common shares are in more than one name or are not in the name of the actual owner, consult the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional guidelines on which number to report.

    PAYER: MELLON INVESTOR SERVICES LLC (See Instruction 11 and the enclosed guidelines for certification
           of taxpayer identification number on Substitute Form W-9)

                        Part I: PLEASE PROVIDE YOUR    Social Security Number
                        TAXPAYER IDENTIFICATION        OR ___________________
 SUBSTITUTE             NUMBER IN THE SPACE AT THE     Employer Identification
 FORM W-9               RIGHT AND CERTIFY BY                   Number
                        SIGNING AND DATING BELOW.
                       --------------------------------------------------------
                        Part II: For Payees exempt from backup withholding,
                        see the enclosed guidelines for certification of
                        taxpayer's identification number on Substitute Form
                        W-9 and complete as instructed under "Important Tax
                        Information" above. For most individuals and sole
                        proprietors, this is your social security number. For
                        other entities, it is your employer identification
                        number. If you do not have a number, see "How to
                        obtain a TIN" in the enclosed guidelines. Note: if
                        the account is in more than one name, see the chart
                        on page 1 of the enclosed guidelines to determine
                        what number to enter.
 Department of the
 Treasury Internal
 Revenue Service
                       --------------------------------------------------------
 Payer's Request for    Certification: Under penalty of per-
 Taxpayer               jury, I certify that:
 Identification         (1) the number shown on this form is
 Number (TIN)           my correct taxpayer identification
                        number (or I am waiting for a number
                        to be issued to me); and                  Part III
                                                                  Awaiting
                        (2) I am not subject to backup with-      TIN [_]
                        holding either because I have not
                        been notified by the Internal Revenue
                        Service that I am subject to backup
                        withholding as a result of a failure
                        to report all interest and dividends
                        or I have been notified by the IRS
                        that I am no longer subject to backup
                        withholding.
                        Certification Instructions. You must
                        cross out item (2) above if you have
                        been notified by the IRS that you are
                        subject to backup withholding because
                        of underreporting interest or divi-
                        dends on your tax return. However, if
                        after being notified by the IRS that
                        you were subject to backup withhold-
                        ing you received another notification
                        from the IRS stating that you are not
                        longer subject to backup withholding,
                        do not cross out such item (2). If
                        you are awaiting a taxpayer identifi-
                        cation number to be issued to you,
                        check the box under Part III.

                        Signature: _____________  Date: ______

   NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF THE APPLICABLE BACKUP WITHHOLDING PERCENTAGE ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW INSTRUCTION 11 AND THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

   YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART III OF SUBSTITUTE FORM W-9.

    Certificate of Awaiting Taxpayer Identification Number. I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within sixty (60) days, the applicable backup withholding percentage on all reportable payments made to me will be withheld and remitted to the Internal Revenue Service until I provide a number.

 Signature: __________________________________           Date: _____________

 Name (Please Print): _____________________________________________________


   You may direct any questions or requests for assistance or additional copies of the prospectus, this letter of transmittal and other tender offer materials to the information agent at the telephone number and location listed below, or from your broker, dealer, commercial bank or trust company or other nominee.

                    The information agent for the offer is:


                       [LOGO OF MACKENZIE PARTNERS, INC.]


                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                      E-mail: proxy@mackenziepartners.com
                                       or
                         Call Toll-Free (800) 322-2885